United States
Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2005

Lodgian, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-14537 (Commission File Number)	52-2093696 (I.R.S. Employer Identification No.)

3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)

(404) 364-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

On July 11, 2005, Lodgian, Inc. (the “Company”) entered into an amendment of its lease agreement with ND Properties, Inc., the landlord of the Company’s corporate headquarters in Atlanta, Georgia.

The amendment to the lease agreement extends the expiration of the leased premises from August 31, 2005 to March 31, 2011. The amendment further amends the lease agreement to provide for a retroactive adjustment to the monthly rental payment to $33,634.54 for the period May 1, 2005 to August 31, 2005. For the period after August 31, 2005 until expiration, the monthly rental payment shall consist of two components: 1) fixed monthly net rental and 2) additional rent.

The fixed monthly net rental shall be paid in accordance with the following schedule:

Period	Monthly Net Rental
5/1/05-8/31/05	$33,634.54
9/1/05-3/31/06	$0.00
4/1/06-8/31/06	$17,271.79
9/1/06-8/31/07	$17,708.13
9/1/07-8/31/08	$18,144.47
9/1/08-8/31/09	$18,598.99
9/1/09-8/31/10	$19,071.69
9/1/10-3/31/11	$19,544.40

The Company shall also pay additional rent which is our percentage share of all taxes, assessments and governmental changes, costs of all insurance related to the building, utilities, snow removal, landscaping and charges assessed against or attributed to the building pursuant to any applicable declaration of protective covenants (“Uncontrollable Operating Expenses”), without regard to the level of increase in any or all of the above.

Our obligation to pay all other operating expenses that are not Uncontrollable Operating Expenses (“Controllable Operating Expenses”) shall be limited to a five percent (5%) per annum increase, on a cumulative basis, over the amount of the Controllable Operating Expenses for the immediately preceding calendar year would have been had the Controllable Operating Expenses increased at the rate of five percent (5%), on a cumulative basis, in all previous calendar years, beginning with the actual Controllable Operating Expenses for the year ending December 31, 2005.

By way of comparison, prior to this amendment, our total monthly rent expense for the corporate office was $35,452.63. If we were to pay rent for September 2005 under the lease amendment, assuming the additional rental amount in place for the building, our monthly rent expense would be $34,398.14.

The amendment also provides for a tenant improvement allowance in the amount of $218,170.00 with which we will upgrade and improve the leased premises.

The amendment further provides the Company a right of first offer on any space of less than 5,000 sq. ft. located on an adjacent floor of the leased premises.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lodgian, Inc. Dated: July 14, 2005
By:	/s Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

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